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                                                                  Exhibit 10.13



                              COLLATERAL AGREEMENT
                                 (D. Moorehead)

         This Collateral Agreement (the "Agreement") is made and entered into as of the 11th day of April, 1996, by and between DONALD MOOREHEAD, an individual resident of Texas ("Debtor"), and GENERAL PARAMETRICS CORPORATION, a Delaware corporation ("Secured Party"), as follows:

         For value received, Debtor hereby grants to the Secured Party a security interest in the following described property, hereinafter referred to as the "Collateral", to-wit: 31,451 shares of the common capital stock of Secured Party, par value $ .01 per share, together with all stock dividends, stock splits, and distribution of shares of subsidiaries or other assets which may at any time arise from such shares (but excluding any cash dividends) (such shares, including any shares derived from stock dividends and stock splits are hereinafter referred to as the "Shares"), to secure during the term of this
Agreement: (1) Debtor's obligations pursuant to that certain Merger Agreement, dated December 1, 1995, by and among Debtor, Secured Party, EMCO, Recycling Corp., GPAR Merger, Inc., Empire Metals, Inc., Copperstate Metals, Inc., George Moorehead, Raymond Zack, David Zack, Gerald Zack, and Harold Rubenstein, as amended by the First Amendment to Merger Agreement dated December, 1995, as further amended by the Second Amendment to Merger Agreement dated February 16, 1996 (the "Merger Agreement"), and (2) all reasonable costs and expenses incurred by the Secured Party in the enforcement of Debtor's obligations under the Merger Agreement (with (1) and (2) together herein referred to as the "Obligations").

         The Collateral will be kept at the office of Secured Party.


                  DEBTOR WARRANTS, COVENANTS AND AGREES:

         1. Title. Except for the security interest hereby granted, the Collateral is free from any lien, security interest, encumbrance or claim, and the Debtor will, at the Debtor's sole cost and expense, defend any action which may affect the Secured Party's interest herein, or the Debtor's title to the Collateral. The Shares to be held pursuant to this Agreement shall be issued with certificate titled in the name of the Debtor.

         2. Financing Statement. No financing statement covering the Collateral or any part thereof or any proceeds thereof is on file in any public office.

         3. Protection of Collateral. In order to permit Secured Party, in the event of default hereunder, to accomplish transfer of the Shares constituting the Collateral, the Debtor shall execute in blank, such stock powers as Secured Party shall require, and such execution shall remain irrevocable during the term of this Agreement. The originals of such stock powers shall be held by Secured Party throughout the term of this Agreement in accordance with the terms
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hereof.  The stock certificates for the Shares, together with the blank stock powers for such Shares (with Medallion signatures satisfactory to Secured Party's transfer agent), shall be executed and delivered by Debtor to Secured Party upon the Closing of the Merger Agreement.

         4. Taxes. The Debtor will pay promptly when due all taxes and assessments imposed on or by reason of the Collateral or for its benefit.

         5. Increase or Decrease in Value of Collateral. The Collateral shall remain subject to this Agreement, regardless of increase or decrease in the value thereof. In the event of decrease in value of the Collateral, the Debtor shall not be required to submit additional collateral nor, in the case of increase in the value of the Collateral, shall the Debtor be entitled to a release of Collateral from the escrow or the security interest hereby granted.

         6. Duration. Within fifteen days following the end of each three-month period subsequent to the date of this Agreement, GPAR shall deliver to Debtor 7,862 shares of the Collateral; provided, however, that GPAR need not deliver such shares if GPAR has asserted a claim against the Collateral in connection with the indemnification provisions set forth in the Merger Agreement.

         7. Payment. The Debtor shall repay immediately all sums expended by the Secured Party to protect its rights in accordance with the terms and provisions of this Agreement or incurred by Secured Party to protect, perfect or enforce its rights hereunder, including all reasonable attorneys' fees, including few on appeal, whether suit be brought or not.

         8.      Notification Addresses.

                 a. The correct address of Debtor for the purposes of notifications required or appropriate hereunder is as follows:

                          Donald Moorehead
                          1801 Burningtree Lane
                          Plano, Texas 75092

                 b. The correct address for Secured Party for the purposes of notifications required or allowed hereunder is as follows:

                          General Parametrics Corporation
                          Mr. Gerard Jacobs, President
                          7600 Augusta Street
                          River Forest, IL 60305





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                          With a copy to:

                          Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P. Fielder F. Nelms, Esq.
                          3700 NationsBank Plaza
                          901 Main Street
                          Dallas, Texas 75202

         Each party shall give notice of revisions to said addresses which shall take effect immediately upon receipt of same. To be binding hereunder, all notices required hereunder shall be by Certified United States Mail, Return Receipt Requested.

         9. Attorney-in-Fact. Debtor hereby appoints Secured Party as Debtor's attorney-in-fact to do any and every act which Debtor is obligated under this Agreement to do, and exercise all rights of the Debtor in the Collateral consistent herewith and to make collections and to execute any and all papers and instruments and to do other things necessary to preserve and protect the Collateral and the Secured Party's interest in the said Collateral.

         10. Time of Performance and Waiver. In performing any act under this Agreement, time shall be of the essence. The figure of the Secured Party to exercise any right or remedy shall not be a waiver of any obligation of the Debtor or right of the Secured Party or constitute a waiver of any other similar default subsequently occurring.

         11. Default. The failure, by Debtor to pay any Obligations within ten (10) days after Secured Party has given written notice to Debtor of Secured Party's claim, including the amount or estimated amount of the claim and basis for the claim, shall constitute, a default hereunder, entitling Secured Party to the remedies set forth below; provided, however, that if Debtor gives written notice to Secured Party within fifteen (15) days after the Secured Party's written notice to Debtor that Debtor contests Secured Party's termination that a default has occurred, Secured Party shall not exercise its remedies set forth in Section 12 until such time as the parties have reached agreement concerning whether or not a default has occurred or a court of competent jurisdiction has determined that a default has occurred.

         12. Remedies. Upon the occurrence of a default hereunder, the Secured Party shall have the right to (i) exercise any and all of the rights and remedies provided by the Uniform Commercial Code as adopted by the State of Arizona as well as other rights and remedies, either at law or in equity, possessed by the Secured Party; or (ii) set off against the Shares an amount sufficient to core the default, measured as follows: each Share set off by Secured Party shall reduce the Obligations by an amount equal to the average of the bid and ask prices for such Share on the trading day immediately preceding such day of set off, and if such Share has not been registered under the Securities Act of 1933, by multiplying such amount by eighty-five percent (85 %). The Shares which are set off by Secured Party or purchased by Secured Party at a foreclosure sale shall be refired as treasury shares.





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         13.     Rights of Debtor.  Prior to any set off or foreclosure, all
Shares shall be owned by Debtor and Debtor shall be entitled to vote the same. All cash dividends issued or paid upon the Shares shall be distributed to Debtor. However, notwithstanding the foregoing, there shall be deposited with Secured Party all Shares issued to Debtor as a result of any stock dividend or stock split with respect to the Shares.

         14.     Miscellaneous Provisions.

                 (a) Applicable Law. This Agreement shall be consumed under and in accordance with the Uniform Commercial Code and other applicable laws of the State of Arizona, and all obligations of the parties created hereunder are performable in Maricopa County, Arizona. Both parties submit themselves to the jurisdiction of the courts of the State of Arizona sitting in Maricopa County, Arizona, and stipulate that such courts hold proper venue.

                 (b) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and where permitted under this Agreement.

                 (c) Legal Construction. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties have executed this Stock Pledge and Security Agreement as of the day and year first above stated.

                                  DEBTOR:

                                  DONALD F. MOOREHEAD by George O. Moorehead
                                  ------------------------------------------
                                  Donald Moorehead          Attorney in Fact

                                  SECURED PARTY:

                                  GENERAL PARAMETRICS CORPORATION
                                  a Delaware corporation


                                  By:  GERARD JACOBS
                                       -------------------------------------
                                       Gerard Jacobs, President





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